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           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
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                   OF COTELLIGENT GROUP, INC. - EXHIBIT 3.3
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                    Pursuant to Section 242 of the Delaware
                            General Corporation Law

        MICHAEL L. EVANS, President, and LORRAINE E. VEGA, Secretary, of COTELLIGENT GROUP, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

        FIRST: The Certificate of Incorporation of Cotelligent Group, Inc. was filed in the Office of the Secretary of State of Delaware on October 18, 1995.

        SECOND: Article FIRST of the Certificate of Incorporation of Cotelligent Group, Inc. is hereby amended to read as follows:

           "FIRST:  The name of the Corporation is: COTELLIGENT, INC."

        THIRD: The foregoing amendment has been duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware. Written consent to the foregoing amendment has been given to the stockholders of Cotelligent Group, Inc. in accordance with Section 228 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Certificate of Incorporation shall be effective on September 9, 1998.

        IN WITNESS WHEREOF, the undersigned have made and signed this Certificate of Amendment as of this 9th day of September, 1998.

                                        /s/ MICHAEL L. EVANS
                                        ------------------------------------
                                        Michael L. Evans
                                        President

ATTESTED:

/s/ LORRAINE E. VEGA
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Lorraine E. Vega
Secretary